EXHIBIT 10.46

                               LEASE AMENDMENT # 1
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         Agreement, made as of the 22nd day of December, 1999, by and between
Newtown Street Road Associates, a Pennsylvania Limited Partnership having its principal place of business at Fifth Floor, Two Bala Plaza Office Building, Bala Cynwyd, Pennsylvania, C/O Arthur J. Kania ( "Landlord") and Medstaff, Inc., a Pennsylvania Corporation doing business in the Commonwealth of Pennsylvania and having its executive offices at Benson Building # 2 (The Medstaff Building), 297 South Newtown Street Road, Newtown Square, Pennsylvania ("Tenant").

                                   WITNESSETH
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WHEREAS, Landlord and Tenant have entered into a lease of 17,500 square feet in the building known as Benson Building # 2 (The Medstaff Building), 297 South Newtown Street Road, Newtown Square, Pennsylvania, which lease commenced January 1, 1999, and expires July 31, 2004.

WHEREAS, Landlord and Tenant desire to extend this lease in the respects hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and intending to be legally bound hereby the parties hereto agree as follows:

         1. Landlord and Tenant hereby agree to extend the term of the lease by three months beginning August 1, 2004, and extending until October 30, 2004.

         2. Without prior notice or demand, Tenant agrees to pay monthly base rent of $27,171.92 on the first day of each month of the extended term, August 1, 2004, through October 30, 2004.

Tenant shall continue to provide its electric, utility, and janitorial service during the extended term pursuant to the Lease.

Except as expressly modified by this Agreement, the Lease is hereby ratified, confirmed, and continued in full force and effect, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns.

IN WITNESS WHEROF, the parties hereto have duly executed this Agreement as of the day and year first above written.

By: /s/ Arthur Kania
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        Newtown Street Road Associates

By: /s/ William Davis
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        Medstaff, Inc.